UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2006

NetLogic Microsystems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Charleston Road, Mountain View, CA 94043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 961-6676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 25, 2006, NetLogic Microsystems, Inc., or the Company, issued a press release announcing its financial results for the third fiscal quarter ended September 30, 2006, which is attached as Exhibit 99.1. The press release should be read in conjunction with the statements regarding forward-looking statements, which are included in the text of the press release.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation, non-recurring items and other non-cash expenses discussed in the earnings release and the effects of the Company’s adoption of SFAS123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The Company has applied the modified prospective method of adoption of SFAS123R, under which the effects of SFAS123R are reflected in the company’s GAAP financial statement presentations for the period beginning January 1, 2006, but are not reflected in results for prior periods. Management of the Company primarily reviews gross margin, operating expenses (research and development and sales, general and administrative), operating income, net income and earnings per share (EPS) exclusive of share-based compensation (and other noncash items) for planning and forecasting future periods. Because management reviews these financial measures calculated without taking into account these items, these financial measures are treated as “non-GAAP financial measures” under Securities and Exchange Commission rules. Management uses the non-GAAP financial measures for internal managerial purposes, to evaluate the Company’s performance over comparable periods, and to compare the Company’s results to those of other companies in its sector. In addition, management cites these measures when publicly disclosing forward-looking statements about expected future results of operations.

Management and the Board of Directors will continue to compare the company’s historical consolidated results of operations (revenue, gross margin, research and development, selling, general and administrative expenses, operating income as well as net income and EPS), excluding share-based compensation (and certain nonrecurring non-cash items) to assess the business and compare operating results to the Company’s performance objectives. For example, the Company’s budgeting and planning process utilizes these non-GAAP financial measures, along with other types of financial information. Also, profit-dependent cash incentive pay to eligible employees, including senior management, is calculated with reference to operating results excluding all share-based compensation and certain nonrecurring non-cash items. For example, the bonus pool under the Company’s Incentive Bonus Plan for fiscal 2006 is calculated as 5.5% of net income for fiscal 2006, excluding these non-cash expenses.

The Company discloses these non-GAAP financial measures to the public as an additional means by which investors can assess the Company’s performance and to identify the Company’s operating results for investors on the same basis applied by management. With the recent adoption of SFAS123R, the Company believes that these non-GAAP financial measures can increase investors’ understanding of the impact of stock-based compensation expense and other adjustments associated with the application of SFAS123R and relate them to prior periods.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the press release attached as Exhibit 99.1

Moreover, although these non-GAAP financial measures adjust expense, and diluted share items to exclude the accounting treatment of share-based compensation, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. Management believes these expenses are a material part of the Company’s operating results and takes into account the dilutive effect of the Company’s share-based compensation arrangements on the Company’s basic and diluted earnings per share calculations in its financial planning and evaluations of the Company’s financial performance.

The information contained in this report and the exhibit attached hereto is furnished solely pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained herein and the exhibit attached hereto shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by NetLogic Microsystems, Inc., whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this document:

Exhibits	Description
99.1	Press Release dated October 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: October 25, 2006	By:	/s/ Ronald S. Jankov
Ronald S. Jankov President and Chief Executive Officer

EXHIBIT INDEX

Exhibits	Description
99.1	Press Release dated October 25, 2006